UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2016

VITAE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36617 (Commission File Number)	04-3567753 (IRS Employer Identification No.)

502 West Office Center Drive Fort Washington, PA 19034 (Address of Principal Executive Offices)	19034 (Zip Code)

Registrant’s telephone number, including area code: (215) 461-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.

On March 23, 2016, Vitae Pharmaceuticals, Inc. (“Vitae”) announced that Vitae currently anticipates that the net proceeds from the proposed public offering of its common stock, together with its existing cash resources will be sufficient to fund its currently anticipated operating expenses and capital expenditure requirements into the second half of 2018, which is expected to be approximately 12 months after its currently planned announcement of top line data from the 16 week Phase 2b clinical trial for VTP-43742 in psoriasis patients. Vitae will require substantial future capital in order to complete the remaining clinical development of VTP-43742, VTP-38543, VTP-36951 and its future product candidates and to potentially commercialize these products. The amounts and timing of its actual expenditures may vary significantly depending on numerous factors, including the progress of its development, feedback from regulatory authorities, the status of and results from clinical trials, as well as any collaborations that Vitae may enter into with third parties for its drug candidates, and any unforeseen cash needs.  Accordingly, Vitae’s management will have broad discretion in using the net proceeds from this offering.

The information included in this Current Report on Form 8-K pursuant to Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 8.01. OTHER EVENTS

On March 23, 2016, Vitae issued a press release announcing that it intended to make a public offering of its common stock.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Vitae Pharmaceuticals, Inc., dated March 23, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAE PHARMACEUTICALS, INC.

Date: March 23, 2016	By:	/s/ Jeffrey S. Hatfield
Jeffrey S. Hatfield
Chief Executive Officer

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